Company presenting to

Robert H. Warrington, President and COO

April 2005

Nasdaq: FINB

Quick Facts

Largest locally owned commercial bank
in Indianapolis

31 banking centers

$1.9 billion in assets

$1.5 billion in loans

$1.4 billion in deposits

37% non-interest income to operating
revenue

7.38% tangible capital/tangible assets

At December 31, 2004

Indianapolis     A Market of
Opportunity

Deposits in market

$26 billion

CAGR of 6.49% from 2000 to 2004

First Indiana Bank’s market share of 6%
offers tremendous growth potential

Indianapolis      Prime
Market

12th largest city in the U.S.

29th largest metropolitan area in the
U.S.

Second largest state capital in the U.S.

Most centrally located city of the top
100 markets in the U.S. and is served
by more segments of interstate
highway (7).

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Indianapolis      Growth
Potential

Projected Growth 2004-2009

3.52%

6.88%

Total
households

11.72%

13.41%

Average income
growth

2.84%

6.65%

Population
growth

United States

Indianapolis

Source: SNL Financial/Claritas

Evolution of FINB

1915
founded

as
Ashland
Savings
and Loan

1983 First
Indiana
Federal
Savings
Bank

1985
Trading
on
Nasdaq

2000
Acquired
SOMR

2003
Acquired
Metrobancorp

2001
National
bank
charter

2004 New
CEO

2004 Out
of State
Office
Sale

2004 Sale
of SOMR

2004 Cost
Reduction

2004 Self
Tender

1934
becomes
First Federal
Savings and
Loan
Association

2005 Priorities

Emphasize revenue growth

Achieve executional excellence

Focus on our best opportunities

Growth Strategies

Take advantage of market opportunity with
community bank model

Strong relationship orientation

Local decision-making

Strong sales culture and reward system

Earnings growth focus on

Increasing loan growth

Emphasis on core deposits

Optimize fee income

Maintaining cost containment culture

Taking Advantage of
Market Opportunities

Largest bank headquartered in
Indianapolis

Local decision-making in a market
where it’s valued

Businesses have access to top
executives

Financial Metrics

Earnings growth 10+% per year

Core deposit growth 6+% per year

Loan growth of 6+% per year

Maintain Mergent Dividend Achiever
growth level

2000
Commercial, 32%
Residential, 26%
Consumer, 42%

2004
Consumer, 35%
Commercial, 47%
Residential, 19%

Loans

Redesigned balance sheet to

Balance risk

Credit

Option

Improve risk adjusted yield

$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0

| | 2000 | 2001 | 2002 | 2003 | 2004 |
|---|---|---|---|---|---|
| Demand | $239,487 | $305,198 | $360,140 | $453,164 | $455,114 |
| Savings | $375,331 | $447,832 | $398,752 | $400,804 | $463,679 |

Deposits

Lower cost, stable funding
source

Total core deposits CAGR=11%

Savings CAGR=5%

Checking CAGR =17%

Dollars in Thousands

(Dollars in Thousands)

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0

| | 2000 | 2001 | 2002 | 2003 | 2004 |
|---|---|---|---|---|---|
| Reserves for loan losses | $33,578 | $37,135 | $44,469 | $53,197 | $53,172 |
| Non-performing Assets | $35,141 | $46,803 | $51,756 | $38,882 | $21,445 |

Credit Quality

269%

103%

Allowance to NPL

3.54%

1.88%

Allowance to loans

2004

2000

Well-reserved

Improving credit quality

| | Q1'00 | Q2'00 | Q3'00 | Q4'00 | Q1'01 | Q2'01 | Q3'01 | Q4'01 | Q1'02 | Q2'02 | Q3'02 | Q4'02 | Q1'03 | Q2'03 | Q3'03 | Q4'03 | Q1'04 | Q2'04 | Q3'04 | Q4'04 | Q1'05 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Net Interest Margin | 3.93 | 3.89 | 3.91 | 3.88 | 3.82 | 3.73 | 3.74 | 3.34 | 3.58 | 3.76 | 3.88 | 3.68 | 3.73 | 3.86 | 3.62 | 3.55 | 3.50 | 3.37 | 3.69 | 3.66 | 3.76 |
| Fed Funds Rate | 6.00 | 6.50 | 6.50 | 6.50 | 5.00 | 3.75 | 3.00 | 1.75 | 1.76 | 1.75 | 1.75 | 1.25 | 1.25 | 1.00 | 1.00 | 1.00 | 1.00 | 1.25 | 1.75 | 2.25 | 2.75 |

Net Interest Margin

100 bp increase
in Fed Funds =
17 bp increase
in margin

Improved
margin as rates
rise

Asset sensitive
balance sheet

Net Interest
Margin (%)

Fed Funds
Rate

$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
40%
35%
30%
25%
20%
15%
10%
5%
0%

| | 2000 | 2001 | 2002 | 2003 | 2004 |
|---|---|---|---|---|---|
| Other | $7,204 | $7,598 | $7,315 | $4,324 | $6,090 |
| Consumer | $5,050 | $9,240 | $8,423 | $10,806 | $10,476 |
| Trust Fees | $1,727 | $2,284 | $2,614 | $3,028 | $3,584 |
| Loan Fees | $3,367 | $3,736 | $2,723 | $2,610 | $3,039 |
| Deposit Charges | $6,238 | $11,544 | $14,963 | $16,895 | $17,246 |
| % of Revenue | 23.27% | 31.72% | 32.82% | 32.88% | 36.80% |

Non-Interest Income

Dollars in Thousands

(Dollars in Thousands)

$25,000
$20,000
$15,000
$10,000
$5,000
$0
Q1'03
Q2'03
Q3'03
Q4'03
Q1'04
Q2'04
Q3'04
Q4'04
Non-Interest Expense
$17,031
$16,990
$18,642
$20,094
$17,826
$17,606
$20,379
$15,667

Non-Interest Expense

Non-Interest Expense

Expense reduction plan in 2004
eliminated $4 million out of run rate

Still focused on expense containment

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Capitalization

Peers*

FINB

10.23%

7.38%

9.07%

December 31, 2004

7.96%

Tangible Capital +
Reserves/Tangible Assets

7.05%

Tangible Equity/Tangible
Assets

8.55%

Equity/Assets

Self Tender of 11.0% of shares outstanding
in December 2004

Strong capital position

*$1-$10 billion US banks

Source: SNL

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Valuation

2.06%

2.98%

Dividend Yield

$0.72

Dividend

15.6x

14.7x

Price/2005 EPS Estimate

275%

247%

Price/Tangible Book

$24.20

Stock Price (3/31/05 close)

Peers*

FINB

*$1-$10 billion US banks

Source: SNL Financial

First Indiana Corporation

Strong market opportunity

Indianapolis

Prime location

Opportunity for growth

Focused strategy

Risk management

Strategic vision

Experienced management team

Diversified balance sheet mix

Robust capital position

Improved credit metrics

Strong reserves

Forward-Looking Statement

This presentation, including the oral and written comments, contains forward-looking statements that are based on management’s current expectations, but actual results may differ materially due to various factors.  Forward-looking statements by their nature are subject to assumptions, risks, and uncertainties.  Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

changes in interest rates; failure of the Indiana and/or national economies to continue to improve, which could materially impact credit quality and the ability to generate acceptable loans; failure to attract and retain a sufficient amount of deposits and/or failure to receive a sufficient amount of Federal Home Loan Bank advances, which could adversely impact the ability to meet customer and regulatory demands for liquidity; failure to achieve sufficient net income, which could adversely impact the ability to declare and/or pay dividends; declines or disruptions in the stock or bond markets; delay in or inability to execute strategic initiatives designed to grow revenues and/or reduce expenses; inaccurate or erroneous assumptions made in connection with various modeling techniques, which could adversely impact pricing on deposits and loans and the ability to generate adequate net interest margins; the retention of key employees and customers; new legal obligations or restrictions; and changes in accounting, tax, or regulatory practices or requirements.  For additional information about the factors that affect First Indiana’s business, please see the periodic filings with the Securities and Exchange Commission.  The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  First Indiana undertakes no duty to update forward-looking statements.

Appendix

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Experienced Management
Team

12

22

33

30

22

30

Years in the
Industry

Years at
FINB

Title

Name

1

First Vice President, Retail
Banking, First Indiana Bank

Kenneth D. Hall

1

First Vice President, Corporate
Lending, First Indiana Bank

Reagan K. Rick

2

Senior Vice President, Chief
Credit Officer, First Indiana Bank

David L. Maraman

Senior Vice President, Consumer
Banking, First Indiana Bank

David A. Lindsey

5

Senior Vice President and CFO,
First Indiana Bank

William J. Brunner

1

President and COO, Corporation
and President and CEO, First
Indiana Bank

Robert H. Warrington

Experienced Management
Team

President and chief operating officer of the
Corporation and president and chief executive officer
of the Bank; vice-chairman and director of Old Kent
Financial Corporation (1998-2001); various
management positions at Old Kent (1988-2001),
including chief financial officer and chairman,
president, and chief executive officer of Old Kent
Mortgage Company.

Robert H. Warrington

Chief financial officer, vice president, and treasurer
of the Corporation and chief financial officer and
senior vice president of the Bank; senior vice
president, Citizens Financial Group (1999-2000); vice
president treasury management, Bank One
Corporation (1996-1999); chief financial officer Bank
One, Cincinnati, N.A. (1995-1996); Star Banc
Corporation (1989-1996); Wachovia Corporation
(1986-1989); Bank South Corporation (1983-1986).

William J. Brunner

Senior vice president of the Bank; during his 22
years at the Bank, he has had management
responsibilities for various activities including
corporate communications, branch operations,
residential mortgage lending, consumer lending,
retail banking, and marketing; he currently oversees
the national consumer lending, retail branch bank
network, and the marketing department.

David A. Lindsey

Chief credit officer of the Bank; chairman and chief
executive officer of CIB Bank in Indianapolis (1998-
2003); vice president sales, Carmel Financial
Corporation (1997-1998); president and chief
executive officer Union Fidelity Bank (1995-1997);
various positions at National City Bank (1987-1994);
OCC examiner (1972-1987).

David L. Maraman

Experienced Management
Team

Manager of commercial banking (including
commercial lending and treasury management) and
legal counsel; solo legal practice concentrating on
financial transactions representing financial
institutions and growth companies (1999-2004);
associate at Ice Miller in business transaction group
(1997 -1999); senior lender, National City (1991-
1997); Lincoln National Bank (1986-1991); American
Fletcher National Bank (1983-1986).

Reagan K. Rick

Director of retail banking; Various management
positions at Fifth Third Bank, including central
Indiana regional sales manager and private banking
team leader (1994-2004).

Kenneth D. Hall

Indianapolis      Accolades

Money magazine named Indianapolis one of five “up and

coming cities” with a population over 1 million (June

2004).

Site Selection magazine named Indiana #1 in

competitiveness for business investment (May 2004).

Monster.com magazine named Indianapolis one of the

top 10 places to live in America (2004).

The National Association of Home builders named

Indianapolis the most affordable city with over 1 million

people (2004).

ESPN.com magazine ranks Indianapolis the #1

Professional Sports City in North America (2003).

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Top 10 In Indianapolis

$393,535

$483,074

$558,853

$684,972

$811,704

$1,445,724

$1,822,452

$2,657,303

$4,870,648

$5,896,567

2004 Total
Deposits in
Market

(in thousands)

Lincoln Bancorp

KeyCorp

Huntington Bancshares Inc.

National Bank of Indianapolis Corp

Regions Financial Corp.

First Indiana Corporation

Fifth Third Bancorp

Waterfield Mortgage Co.

National City Corp

JP Morgan Chase & Co

Institution

1.66%

IN

2.04%

OH

2.89%

OH

2.89%

IN

3.43%

AL

6.10%

IN

7.69%

OH

11.22%

IN

20.56%

OH

24.90%

NY

2004
Total
Market
Share

Headquarters

Source:  SNL Financial

2004
Consumer, 35%
Commercial, 47%
Residential, 19%
Real Estate 33%
Business 67%

Commercial Loan Mix

2004
Commercial, 47%
Residential, 19%
Consumer, 35%
Fixed 36%
ARM 64%

Residential Loan Mix

2004
Residential, 19%
Consumer, 35%
Commercial, 47%
Other 3%
Home Equity Fixed 38%
HELOC 59%

Consumer Loan Mix

March 2003 - March 2005

$27.00
$25.00
$23.00
$21.00
$19.00
$17.00
$15.00
M
A
M
J
J
A
S
O
N
D
J
F
M
A
M
J
J
A
S
O
N
D
J
F
M
$15.80
$16.70
$17.77
$17.16
$18.16
$19.88
$18.51
$18.25
$18.65
$18.74
$19.58
$21.53
$20.15
$18.25
$19.58
$19.06
$18.94
$18.95
$20.10
$22.16
$23.17
$22.51
$23.51
$25.30
$24.20

Stock

Contact Information

Robert H. Warrington

President and COO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

rhw@firstindiana.com

317-269-1306

William J. Brunner

CFO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

brunnerw@firstindiana.com

317-269-1614